EXHIBIT 6





                          WARRANTHOLDERS RIGHTS AGREEMENT


             WARRANTHOLDERS RIGHTS AGREEMENT dated as of May 17, 1996 among Possible Dreams, Ltd., a Delaware corporation (together with its successors, "the Company"), P.D. Holdings, Inc., a Delaware corporation (together with its successors, "Holdings"), Security Capital Corporation (together with its successors, "Security Capital"), Warren Stanley and Arnold Lee (each, a "Management Stockholder") and NationsCredit Commercial Corporation ("NationsCredit") (Holdings together with any holder of Conversion Shares (as defined herein) and such other stockholders of the Company as may, from time to time, become parties to this Agreement in accordance with the provisions hereof, the "Company Stockholders"; NationsCredit and such other warrantholders as may, from time to time, become parties to this Agreement in accordance with the provisions hereof, the "Warrantholders"; and Security Capital together with such other stockholders of Holdings as may, from time to time, become parties to this Agreement in accordance with the provisions hereof, the "Holdings Stockholders").

             WHEREAS on the date hereof, Holdings purchased from the Company and is the beneficial owner of 1750 shares of Company Common Stock (as defined herein), and NationsCredit purchased and is the beneficial owner of the Warrants (as defined herein) to purchase 250 shares of Company Non-Voting Common Stock (as defined herein); and

             WHEREAS the Company and each Company Stockholder (other than the holders of the Conversion Shares) wish to provide to the Warrantholders and the holders of the Conversion Shares the rights described herein;

             NOW THEREFORE the parties hereto agree as follows:


                                     ARTICLE I

                                    DEFINITIONS


             SECTION 1.1  Definitions.  Unless otherwise defined herein, the
                          -----------
   following terms used in this Agreement shall have the meanings specified below.

             "Affiliate" means, with respect to any Person, any of (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and (iii) any other Person that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

             "BHC Act" means the Bank Holding Company Act of 1956, as amended.

             "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

             "Common Stockholder Agreement" means the Stockholder Agreement dated as of May 17, 1996 among Security Capital, the Management Stockholders and Holdings, as amended from time to time.

             "Company Common Stock" means the Company Voting Common Stock or the Company Non-Voting Common Stock, or both, as the context may require.

             "Company Initial Public Offering" means the registration of an underwritten offering of shares of Company Common Stock under the Securities Act which becomes effective (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms).

             "Company Non-Voting Common Stock" means the Class B common stock, par value $0.01 per share, of the Company.

             "Company Stockholders" has the meaning set forth in the introductory paragraph.

             "Company Voting Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

             "Conversion Shares" means (i) any shares of Company Non-Voting Common Stock or other securities of the Company issued upon the exercise of any Warrants and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities (including Company Voting Common Stock) or by way of stock dividend

















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

   or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Conversion Shares when
   --------
   such securities shall have (x) been disposed of pursuant to a Public Sale or
   (y) ceased to be outstanding.

             "Credit Agreement" means the Credit Agreement dated as of May 17, 1996 among the Company, Holdings, the lenders named therein and NationsCredit, as Agent, as amended from time to time.

             "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor Federal statute.

             "NationsCredit" has the meaning set forth in the introductory paragraph.

             "Holdings Common Stock" means the common stock, par value $0.01 per share, of Holdings.

             "Holdings Initial Public Offering" means the registration of an underwritten offering of shares of Holdings Common Stock under the Securities Act which becomes effective (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms).

             "Holdings Stockholder" has the meaning set forth in the introductory paragraph.

             "Initiating Holders" has the meaning set forth in Section 3.1 hereof.

             "Management Stockholders" has the meaning set forth in the introductory paragraph.

             "Other Shares" has the meaning set forth in Section 3.1.

             "Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency.

             "Public Sale" means any sale of securities of the Company or Holdings (as applicable) to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the

   Securities Act.

             "Registrable Securities" means any Conversion Shares until the date (if any) on which such Conversion Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.

             "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Sections 3.1 through 3.5 hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and disbursements of any one counsel and any one accountant retained by the holder or holders of more than 50% of the Registrable Securities being registered (or, in the case of any registration effected pursuant to Section 3.1, as the Initiating Holders shall have selected to represent all holders of the Registrable Securities being registered), (vii) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance and (viii) any fees and disbursements of underwriters customarily paid by issuers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where
                                           --------
   Registration Expenses are not to be borne by the Company, such expenses shall not include (i) salaries of the Company's personnel or general overhead expenses of the Company,(ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of the Company or
   (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company in the ordinary course of its business or would have been incurred by the Company had no public offering taken place.

             "Regulation Y Holder" means any Warrant Securityholder that has identified itself to the Company as a bank holding company within the meaning of the BHC Act, or a subsidiary thereof subject to Regulation Y under the BHC Act. The Company acknowledges that NationsCredit has identified itself to the Company as a "Regulation Y Holder".

             "Regulatory Change" means, with respect to any Regulation Y Holder,
   (i) any change on or after the date hereof in United

   States federal or state or foreign laws or regulations (including the BHC Act and Regulation Y thereunder); (ii) the adoption on or after the date hereof of any interpretation or ruling applying to a class of Persons including such Regulation Y Holder under any United States federal or state or foreign laws or regulations by any court or governmental or regulatory authority charged with the interpretation or administration thereof; or (iii) the modification on or after the date hereof of any agreement or commitment known to the Company of any such governmental or regulatory authority that is applicable to or binding upon such Regulation Y Holder.

             "Restricted Securities" means the Warrants, the Conversion Shares and any securities obtained upon exchange for or upon conversion or transfer of or as a distribution on Warrants, the Conversion Shares or any such securities; provided that particular securities shall cease to be Restricted
               --------
   Securities when such securities shall have (x) been disposed of pursuant to a Public Sale, (y) been otherwise transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (z) ceased to be outstanding. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the issuer thereof or its transfer agent, without expense (other than transfer taxes, if any), new securities of like tenor not bearing a legend of the character set forth in Section 2.2.

             "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

             "Security Capital" has the meaning set forth in the introductory paragraph.

             "Warrant Securityholder" means at any time any Warrantholder or any holder of Conversion Shares.

             "Warrantholders" has the meaning set forth in the introductory paragraph (and for purposes of Section 2.8 shall include any Person that held Warrants that were redeemed pursuant to Section 5.3 of the Warrants).

             "Warrants" means the Warrant or Warrants originally issued to NationsCredit, as such Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

             All references herein to "days" shall mean calendar days unless otherwise specified.

                                    ARTICLE II

                                TRANSFER OF SHARES;
                        PAYMENTS TO WARRANT SECURITYHOLDERS


             SECTION 2.1  General.  (a) Except as otherwise provided in this
                          -------
   Agreement, any other applicable agreement or by law, each Company Stockholder may transfer its shares of Company Common Stock at any time to any Person.

             (b) Except as otherwise provided in this Agreement, any other applicable agreement or by law, each Holdings Stockholder may transfer its shares of Holdings Common Stock at any time to any Person.

             SECTION 2.2  Restrictions on Transfer; Legend on Certificates. (a)
                          ------------------------------------------------
   Except as otherwise provided in this Agreement, Restricted Securities shall not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act or (iii) pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act.

             (b) Unless otherwise expressly provided herein, each certificate for Restricted Securities and each certificate issued in exchange for or upon transfer of any thereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THEREOF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF MAY 17, 1996 AMONG POSSIBLE DREAMS, LTD., P.D. HOLDINGS, INC. AND THE STOCKHOLDERS AND WARRANTHOLDERS PARTIES THERETO, COPIES OF WHICH ARE ON FILE WITH POSSIBLE DREAMS, LTD."

             (c) Any other provision of this Agreement to the contrary notwithstanding, no transfer of any Restricted Securities other than pursuant to a Public Sale may be made to any Person unless such Person shall have agreed in writing that such Person, as a holder of Restricted Securities, and the Restricted Securities it acquires shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to such Restricted Securities (and upon such agreement such Person shall be bound by this Agreement and shall be entitled to such benefits). Any purported transfer of Restricted Securities without compliance with the applicable provisions of this Agreement shall be void and of no effect, and the purported transferee shall have no rights as a Warrantholder or Company Stockholder or under this Agreement. In the event of such non-complying transfer, the Company shall not transfer any such Restricted Securities on its books or recognize the purported transferee as a shareholder or warrantholder, as the case may be, for any purpose, unless and until all applicable provisions of this Agreement have been complied with.

             SECTION 2.3  Permitted Transfers.  The restrictions on transfer
                          -------------------
   provided in Section 2.2(a) shall not be applicable to (i) any transfer in compliance with federal and all applicable state securities laws to an Affiliate of the holder of Restricted Securities, from an Affiliate of such holder to such holder or between Affiliates of such holder (provided that if
                                                               --------
   any such Affiliate to whom shares of Restricted Securities have been transferred by a holder thereof ceases to be an Affiliate of such holder of Restricted Securities, such Restricted Securities shall immediately be transferred back to the transferor thereof), (ii) any transfer upon the death of any holder of Restricted Securities to such holder's executors, administrators or testamentary trustees, (iii) any transfer to a trust the beneficiaries of which include only the holder of such Restricted Securities or such holder's spouse, parents, siblings or descendants or (iv) solely with respect to any transfer made by Arnold Lee, any transfer to Warren Stanley as transferee (any transferee referred to in (i), (ii), (iii) or (iv) above being referred to herein as a "Permitted Transferee"); provided that no such
                                                          --------
   transfer shall be made to any Permitted Transferee unless such Permitted Transferee shall have agreed in writing that such Permitted Transferee, as a Company Stockholder or Warrantholder (as the case may be), and the shares of Company Common Stock or Warrants it acquires shall be bound by and be entitled to the benefits of all the provisions of this Agreement applicable to Company Common Stock or Warrants (as the case may be), and upon such agreement such Permitted Transferee shall be entitled to such benefits.

             SECTION 2.4  Tag-Along Rights.  (a) If Holdings or any of its
                          ----------------
   Permitted Transferees (any such Person for purposes of this Section 2.4(a), the "Transferor") wishes to transfer its shares of

















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

   Company Common Stock or any portion thereof to any Person (other than a Permitted Transferee) (the "Transferee"), the Transferor shall first give to the Company and each Warrant Securityholder (pursuant to a list provided by the Company) a written notice (a "Transfer Notice"), executed by it and the Transferee and containing (i) the number of shares of Company Common Stock that the Transferee proposes to acquire from the Transferor, (ii) the name and address of the Transferee, (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer,
   (iv) an estimate, in the Transferor's reasonable judgment, of the fair market value of any non-cash consideration offered by the Transferee and (v) an offer by the Transferee or Transferor to purchase, upon the purchase by the Transferee of any shares of Company Common Stock owned by the Transferor and for the same per share consideration, that number of Conversion Shares (or if such number is not an integral number, the next integral number which is greater than such number) of each Warrant Securityholder which shall be the product of (x) the aggregate number of Conversion Shares either then owned, or issuable upon exercise of Warrants then owned, by such Warrant Securityholder and (y) a fraction, the numerator of which shall be the number of shares of Company Common Stock indicated in the Transfer Notice as subject to purchase by the Transferee from the Transferor and the denominator of which shall be the sum of (A) the total number of shares of Company Common Stock then owned by the Transferor and its Permitted Transferees plus (B) the total number of Conversion Shares either then owned, or issuable upon exercise of Warrants then owned, by each Warrant Securityholder. Each Warrant Securityholder shall have the right, for a period of 20 days after the Transfer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to the Transferor and the Company within such 20-day period, stating therein the number of shares of Company Common Stock (which may be the number of shares set forth in the offer by the Transferor or Transferee, as the case may be, or a portion thereof) to be sold by such Warrant Securityholder to the Transferor or Transferee, as the case may be. Prior to the earlier of (x) the end of such 20-day period or (y) the acceptance or rejection by each Warrant Securityholder of the Transferee's or Transferor's offer, as the case may be, the Transferor will not complete any sale of shares of Company Common Stock to the Transferee. Thereafter, for a period of 60 days after the prohibition under the preceding sentence shall have terminated, the Transferor may sell to the Transferee for the consideration stated and on the terms set forth in the Transfer Notice up to the number of shares of Company Common Stock stated in the Transfer Notice as subject to purchase by the Transferee, provided that the Transferor or
                                             --------
   Transferee, as the case may be, shall simultaneously purchase the number of shares of Company Common Stock as calculated above from those Warrant Securityholders who have accepted the Transferor's or Transferee's offer, as the case may be. The provisions of this Section 2.4(a) shall not apply to transfers between the Transferor and any of its Affiliates or between Affiliates of the Transferor.

             (b) If Security Capital or any Management Stockholder or any of their respective Permitted Transferees (any such Person for purposes of this Section 2.4(b), the "Transferor") wishes to transfer its shares of Holdings Common Stock or any portion thereof to any Person (other than a Permitted Transferee or pursuant to a transfer to be made under Section 6 or 7 of the Common Stockholders Agreement) (the "Transferee"), the Transferor shall first give to Holdings and each Warrant Securityholder (pursuant to a list provided by the Company) a written notice (a "Transfer Notice"), executed by it and containing (i) the number of shares of Holdings Common Stock that the Transferee proposes to acquire from the Transferor, (ii) the name and address of the Transferee, (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer and (iv) an estimate, in the Transferor's reasonable judgment, of the fair market value of any non-cash consideration offered by the Transferee. Each Warrant Securityholder shall have the right, in accordance with the terms of the Warrants, to require the Company to redeem the Warrants held by such Warrant Securityholder and the Transferor shall not consummate the transfer set forth in the Transfer Notice unless, contemporaneously with the consummation of such transfer, the Company shall effect such redemption. The provisions of this Section 2.4(b) shall not apply to transfers between the Transferor and any of its Affiliates or between Affiliates of the Transferor.

             SECTION 2.5  Drag-Along Rights.  (a) If at any time prior to a
                          -----------------
   Company Initial Public Offering, Holdings or any of its Permitted Transferees (any such Person for purposes of this Section 2.5(a), the "Transferor") wishes to transfer all of the shares of Company Common Stock owned by it and its Permitted Transferees (provided that such shares of Company Common Stock
                               --------
   constitute more than 50% of all shares of Company Common Stock on a Fully Diluted Basis (as defined in the Warrants) at such time) in a bona fide sale to any Person (other than a Permitted Transferee) (the "Proposed Transferee") pursuant to which the consideration to be paid by the Proposed Transferee consists solely of cash and freely tradeable securities with an active public market and the Transferor will not receive, in connection with the transactions contemplated at the time of such transfer, any other securities or options to acquire securities of the Company, then the Transferor shall have the right (the "Drag-Along Right") to require each Warrant Securityholder to sell to the Proposed Transferee for the same per share consideration received by the Transferor all of the Conversion Shares and Warrants (calculated, in the case of any Warrants, on the number of Conversion Shares for which such Warrant is exercisable at such time) held by such Warrant Securityholder.

















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

   To exercise the Drag-Along Right, the Transferor shall first give to the Company and each Warrant Securityholder (pursuant to a list provided by the Company) a written notice (a "Drag-Along Notice") executed by the Transferor and the Proposed Transferee and containing (a) the number of shares of Company Common Stock that the Proposed Transferee proposes to acquire from the Transferor and its Permitted Transferee, and certifying that such shares constitute all of the shares of Company Common Stock owned by the Transferor and its Permitted Transferees and more than 50% of the shares of Company Common Stock on a Fully Diluted Basis at such time, (b) the name and address of the Proposed Transferee and (c) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer, (d) a statement by the Proposed Transferee that the Proposed Transferee (i) has been informed of the Drag-Along Right provided for in this
   Section 2.5(a) and (ii) has agreed to purchase the Conversion Shares and Warrants in accordance with the terms of this Section 2.5(a) and (e) the aggregate number of Conversion Shares or Warrants owned by each Warrant Securityholder with respect to which the Transferor wishes to exercise its Drag-Along Right pursuant to this Section 2.5(a). Each Warrant Securityholder shall thereafter be obligated to sell to the Proposed Transferee the Warrants and Conversion Shares subject to such Drag-Along Notice, provided that the sale to the Proposed Transferee is consummated
           --------
   within 60 days of delivery of the Drag-Along Notice. If the sale is not consummated within such 60-day period, then each affected Warrant Securityholder may sell, but shall no longer be obligated to sell, such Warrant Securityholder's Warrants or Conversion Shares pursuant to such Drag-Along Notice. The provisions of this Section 2.5(a) shall not apply to transfers between the Transferor and any of its Affiliates or between any of its Affiliates.

             (b) (i) If at any time prior to a Holdings Initial Public Offering, Security Capital or any Management Stockholder or any of their respective Permitted Transferees (any such Person for purposes of this Section 2.5(b), the "Transferor") wishes to transfer all of the shares of Holdings Common Stock owned by it and its Permitted Transferee (provided that such shares of
                                                   --------
   Holdings Common Stock constitute more than 50% of all shares of Holdings Common Stock on a Fully Diluted Basis (as defined in the Warrants) at such time) in a bona fide sale to any Person (other than a Permitted Transferee or pursuant to a transfer to be made under Section 6 or 7 of the Common Stockholders Agreement) (the "Proposed Transferee") pursuant to which the consideration to be paid by the Proposed Transferee consists solely of cash and freely tradeable securities with an active public market and the Transferor will not receive, in connection with the transactions contemplated at the time of such transfer, any other securities or options to acquire securities of Holdings (any such proposed transfer, a "Redemption Transfer"), then the Transferor shall have the right to require the

   Company to redeem all, but not less than all, of the Warrants outstanding at such time in accordance with the terms thereof and all Conversion Shares outstanding on such date. The provisions of this Section 2.5(b) shall not apply to transfers between the Transferor and any of its Affiliates or between any of its Affiliates.

             (ii) In addition, on or within 30 days after the date on which the Company shall have delivered a Trigger Notice (as defined in the Warrants) with respect to a Redemption Transfer, the Company shall have the right to redeem all, but not less than all, of the outstanding Conversion Shares at the Trigger Redemption Price (as defined in the Warrants; provided that, for
                                                             --------
   purposes of this clause (ii), the numerator in the number set forth in clause
   (A) of such definition shall be the number of Conversion Shares) with respect to such Redemption Transfer. Irrevocable notice of such right of redemption shall be given by the Company to all Warrant Securityholders not more than 30 days nor less than 15 days prior to the date scheduled for redemption, stating the date of such redemption, which shall be the date of consummation of the Redemption Transfer with respect to which a Trigger Notice has been delivered; provided that such notice of redemption may provide that the
              --------
   obligations of the Company to redeem all outstanding Conversion Shares shall be conditioned upon the consummation of the Redemption Transfer. On the date scheduled for redemption, the Company shall pay to each Warrant Securityholder the Trigger Redemption Price in immediately available funds upon surrender of the certificates representing all outstanding Conversion Shares held by such Warrant Securityholder on such date.

             SECTION 2.6  Common Stockholder's Agreement.  In addition to any
                          ------------------------------
   other restrictions on transfer provided for herein, the transfer of shares of Holdings Common Stock owned by the Management Stockholders and Security Capital shall be subject to the terms and provisions of the Common Stockholders Agreement.

             SECTION 2.7.  Restrictions on Transfer by Regulation Y Holders.
                           ------------------------------------------------
   (a) No Regulation Y Holder may transfer any Warrant or any Conversion Shares; provided that such Regulation Y Holder may transfer such Warrant or
   --------
   Conversion Shares: (i) to the public in an offering registered under the Securities Act or (ii) in a transaction pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act or similarly exempt from the registration requirements of the Securities Act in which no single purchaser receives an interest (treating any such Warrant as exercised and any Company Non-Voting Common Stock as converted to Company Voting Common Stock) equivalent to more than two percent of the outstanding Company Voting Common Stock or (iii) in a single transaction to a third party who acquires at least a majority of the Company Voting Common Stock without regard to the transfer of

















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

   such Warrant or Conversion Shares. In the event of a Regulatory Change, the effect of which is to permit such Regulation Y Holder to transfer such Warrant or Conversion Shares in any other manner, the foregoing proviso shall
                                                                   -------
   be deemed modified to permit a transfer of such Warrant or Conversion Shares in such other manner.

             (b) Nothing in Sections 2.4, 2.5 or 2.6 of this Agreement shall require any Regulation Y Holder to make a transfer of Warrants or Conversion Shares in a manner not permitted by Section 2.7(a) (an "Impermissible Transfer"). If Sections 2.4, 2.5 or 2.6 of this Agreement would otherwise require any Regulation Y Holder to make an Impermissible Transfer as a condition precedent to making a transfer of Warrants or Conversion Shares in a manner permitted by Section 2.7(a) (a "Permissible Transfer"), then such Regulation Y Holder shall not be required to make such Impermissible Transfer as a condition precedent to making such Permissible Transfer.

              SECTION 2.8 Adjustment Event Fee.  If (a) any Adjustment Event
                          --------------------
   shall occur within 365 days after the Optional Redemption Date and (b) the Consideration Per Share for such Adjustment Event is greater than the Redemption Price Per Share then, immediately upon the occurrence of such Adjustment Event, the Company shall pay to each Warrant Securityholder an amount equal to (1) if the Consideration Per Share with respect to such Adjustment Event has been determined with reference to Company Common Stock, the product of (x) the number of shares of Company Common Stock represented by the Warrants of such Warrant Securityholder that were redeemed and (y) the difference between the Consideration Per Share for such Adjustment Event and the Redemption Price Per Share paid to such Warrant Securityholder and (2) if the Consideration Per Share with respect to such Adjustment Event has been determined with reference to Holdings Common Stock, (x) the product of (A) a fraction, the numerator of which shall be the number of shares of Company Common Stock represented by the Warrants of such Warrant Securityholder that were redeemed and the denominator of which shall be the number of shares of Company Common Stock outstanding at such time (calculated on a Fully Diluted Basis) times (B) the number of shares of Holdings Common Stock outstanding at such date (calculated on a Fully Diluted Basis) times (y) the difference
                                                   -----
   between the Consideration Per Share for such Adjustment Event and the Redemption Price Per Share paid to such Warrant Securityholder.

             "Adjustment Event" means:

             (a) the completion of a Company Initial Public Offering or a Holdings Initial Public Offering; or

             (b) 25% or more of the:

             (i) (x) Holdings Common Stock on a Fully Diluted Basis (as defined in the Warrants) on an aggregate basis is sold, exchanged, transferred or otherwise disposed of by Holdings or any stockholder of Holdings (as part of a single sale or a series of related sales) or (y) Company Common Stock on a Fully Diluted Basis (as defined in the Warrants) on an aggregate basis is sold, exchanged, transferred or otherwise disposed of by the Company or any stockholder of the Company (as part of a single sale or a series of related sales); or

             (ii) (x) Company Common Stock issued and outstanding on the Optional Redemption Date is sold, exchanged, transferred or otherwise disposed of by Holdings (as part of a single sale or a series of sales) or
   (y) Holdings Common Stock issued and outstanding on the Optional Redemption Date is sold, exchanged, transferred or otherwise disposed of by stockholders of Holdings (as part of a single sale or a series of sales; or

             (c) all or substantially all of the assets of the Company and its Subsidiaries or Holdings and its Subsidiaries are, directly or indirectly, sold, exchanged, leased, transferred or otherwise disposed of as an entirety or substantially as an entirety (in one transaction or a series of transactions) to any Person or related group of Persons; or

             (d) the stockholders or directors of Holdings or the Company consummate a definitive agreement or plan for any merger, consolidation, recapitalization, reorganization, restructuring or other business combination of Holdings or the Company and, after giving effect to such transaction, the stockholders of Holdings on the Optional Redemption Date (after giving effect to the redemption of the Warrants which has occurred on such Date) will no longer hold, directly or indirectly, securities representing in the aggregate:

             (i) a percentage of the total voting power entitled to vote in the election of directors, managers or trustees of the corporation surviving or resulting from such transaction greater than 75% of the percentage of such total voting power with respect to Holdings represented by the Holdings Common Stock held by such stockholders on the Optional Redemption Date (after giving effect to the redemption of the Warrants which has occurred on such Date); and

             (ii) the securities entitled to receive a percentage of the dividends paid by such surviving or resulting corporation greater than 75% of the percentage of the dividends paid by Holdings that the Holdings Common Stock held by such stockholders on the Optional Redemption Date was entitled to receive (after giving effect to the redemption of the Warrants which has occurred on such Date); and

             (iii) a percentage of the stockholders' equity of such surviving or resulting corporation greater than 75% of the percentage of the stockholder's equity of Holdings represented by the Holdings Common Stock held by such stockholders on the Optional Redemption Date (after giving effect to the redemption of the Warrants which has occurred on such Date); or

             (e) the stockholders or directors of Holdings or the Company consummate a definitive agreement or plan for the liquidation or dissolution of Holdings or the Company.

             "Consideration Per Share" means:

             (i) in the case of any Adjustment Event described in clause (a) or
   (b)(i) of the definition of Adjustment Event, the highest consideration per share (if any) received by Holdings or any stockholder of Holdings or the Company or any stockholder of the Company, as the case may be, from the sale, exchange, transfer or other disposition by it of Holdings Common Stock or Company Common Stock, as the case may be, in connection with such Adjustment Event; and

             (ii) in the case of any other Adjustment Event, the highest consideration per share of Company Common Stock or Holdings Common Stock, as the case may be, that would be received by any stockholder of Holdings upon the disposition of all or substantially all of the Company Common Stock or Holdings Common Stock, as the case may be, or of the assets of Holdings or the Company (determined by reference to all of the consideration received by the stockholders of Holdings or the Company, as the case may be, (as stockholders) for that portion actually disposed of in connection with such Adjustment Event, or which would be received if all of the consideration received by Holdings and the Company in connection with such Adjustment Event were distributed to the stockholders of Holdings or the Company, as the case may be), in each case net of underwriting commissions and other costs and expenses incurred in connection with any such Adjustment Event.

             "Optional Redemption Date" means the date of any redemption of the Warrants pursuant to Section 5.3 of the Warrants.

             "Redemption Price Per Share" means the Optional Redemption Price (as defined in the Warrants) which was paid to the Warrant Securityholders pursuant to Section 5.3 of the Warrants

   (determined on a per share basis by reference to the number of shares of Company Common Stock represented by the Warrants that were redeemed) plus interest thereon from the Optional Redemption Date to the date of the relevant Adjustment Event referred to in clause (a) of Section 2.8 at a rate per annum announced by NationsBank of North Carolina, N.A. from time to time as its prime rate (calculated on the basis of a 360-day year for the actual number of days elapsed).

             SECTION 2.9  No Inconsistent Agreements.  Neither the Company nor
                          --------------------------
   Holdings has entered into or will enter into any registration rights agreement or similar arrangements the performance by the Company or Holdings, as the case may be, of the terms of which would in any manner conflict with, restrict or be inconsistent with the performance by the Company or Holdings, as the case may be, of its obligations under this Agreement.

             SECTION 2.10  Holdings Guaranty.
                           -----------------

             (a) Holdings hereby unconditionally guarantees the full and punctual payments of all amounts payable by the Company to any Warrant Securityholder pursuant to Section 5.2(b) of the Warrants. Upon failure by the Company to pay punctually any such amount, Holdings shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Warrants.

             (B) The obligations of Holdings hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or Holdings under any Operative Document, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to any Operative Document;

           (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or Holdings under any Operative Document;

            (iv) any change in the corporate existence, structure or ownership of the Company or Holdings or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or Holdings or any of their respective assets or any resulting release or discharge of any obligation of the Company or Holdings contained in any Operative Document;

             (v) the existence of any claim, set-off or other rights which holdings may have at any time against the Company, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent
                                --------
        the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against the Company or Holdings for any reason of any Operative Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company or Holdings of the principal of or interest on any Note or any reimbursement obligation or any other amount payable by the Company under any Operative Document; or

           (vii) any other act or omission to act or delay of any kind by the Company, Holdings, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Holdings' obligations hereunder.

             (C) Holdings irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein or in the Warrants, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

             (D) Holdings's obligations under this Section 2.10 shall remain in full force and effect until all Warrants have expired, been exercised in full or redeemed in accordance with their terms. If at any time any payment of any amount payable by the Company under Section 5.2 of any Warrant is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Company or otherwise, Holding's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

             (E) Upon making any payment with respect to the Company hereunder, Holdings shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that Holdings shall not enforce any
                                 --------
   payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Company under the Credit Agreement and any other Financing Documents have been paid in full and the Commitments of each Lender have been terminated and all Letters of Credit shall have expired or shall have been canceled.

                                    ARTICLE III

                                REGISTRATION RIGHTS


             SECTION 3.1  Registration on Request.  (a)  At any time or from
                          -----------------------
   time to time after the date of consummation of a Company Initial Public Offering, upon the written request of the holder or holders of a majority of all outstanding Conversion Shares and Warrants (such majority determined, for purposes of this Section 3.1, by calculating the number of Conversion Shares for which such Warrants are then exercisable) (the "Initiating Holders"), requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all holders of Warrants and Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of:

             (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

            (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

           (iii) all shares of Company Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 3.1, whether for its own account or for the account of a holder of Company Common Stock, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered, provided that the Warrant Securityholders as a class shall be entitled to not
   --------
   more than two registrations upon request pursuant to this Section 3.1.

             (b) Registrations under this Section 3.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which is required under the Securities Act to effect any such registration.

             (c) The Company will pay all Registration Expenses in connection with the one registration which may be requested pursuant to this Section 3.1, provided that, in addition, the Company shall pay all Registration
        --------
   Expenses in connection with any registration upon request pursuant to which less than 50% of the Registrable Shares requested to be registered by such Initiating Holders are registered, but no such registration shall be counted as a requested registration for purposes of this Section 3.1. The underwriting discounts and commissions and transfer taxes, if any, allocable to the Registrable Securities requested to be registered by the Initiating Holders in connection with each registration requested under this Section 3.1 shall be paid for by the Initiating Holders requesting such registration.

             (d) A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration which does
                                         --------
   not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of the Initiating Holders and shall be counted as a requested registration for purposes of this section
   3.1 unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by any Warrantholder or Warrant Securityholder, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Warrantholder or Warrant Securityholder.

             (e) If a requested registration pursuant to this Section 3.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company subject to the reasonable consent of the holders of at least a majority (by a number of shares) of the Registrable Securities as to which registration has been requested.

             (f) If a requested registration pursuant to this Section 3.1 involves an underwritten offering, and the managing underwriter shall advise the Company (with a copy of any such notice to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of the Company) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata
                                                                    --- ----
   among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders, (ii) second, all shares proposed to be included by the Company in such registration and (iii) third, all shares other than Registrable Shares (any such shares with respect to any registration, "Other Shares") requested to be included in such registration by the holder or holders thereof.

             SECTION 3.2  Incidental Registration.  (a)  If the Company at any
                          -----------------------
   time proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or S-14 or S-15 or any successor or similar forms or (y) pursuant to Section 3.1) whether for its own account or for the account of the holder or holders of any Other Shares, it will each such time give prompt written notice to all Warrant Securityholders of its intention to do so and of such holders' rights under this Section 3.2. Upon the written request of any such holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after giving written
                         --------
   notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the then existing rights (if any) of any Warrant Securityholder or Warrant Securityholders entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this
   Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 3.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 3.2.

             (b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in this Section 3.2, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall
   --------
   inform the Company and holders of the Registrable Securities requesting such registration and all other holders of any other shares of Company Common Stock which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under this Section 3.2 by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the approximate number of such Registrable Securities and such Other Shares proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and holders of such Other Shares, reduce pro rata (if and to be extent stated by
                                        --- ----
   such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resultant aggregate number of such Registrable Securities and Other Shares (if any) so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter's letter.

             SECTION 3.3  Registration Procedures.  (a)  If and whenever the
                          -----------------------
   Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in

   Sections 3.1 and 3.2, the Company shall, as expeditiously as possible under the then existing facts and circumstances:

             (i) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) and thereafter use its best efforts to cause such registration statement to become and remain effective for the periods contemplated in Section 3.3(ii); provided further that the Company may discontinue any
                 -------- -------
        registration of its securities which are not Registrable Securities being registered pursuant to Section 3.1 at any time prior to the effective date of the registration statement relating thereto; provided
                                                                       --------
        further that before filing such registration statement or any amendments
        -------
        thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed;

            (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (x) in the case of a registration pursuant to Section 3.1, the expiration of 120 days after such registration statement becomes effective, or (y) in the case of a registration pursuant to Section 3.2, the expiration of 90 days after such registration statement becomes effective.

           (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

            (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

             (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

            (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of

                  (x) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                  (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

           (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                  (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                  (B) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                  (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

                  (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

             (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

            (xi) make available for inspection by a representative of the holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration; provided that the
                                                        --------
        Company shall not be required to comply with this subdivision (xi) if there is a reasonable likelihood, in the judgment of the Company, that such delivery could result in the loss of any attorney-client privilege related thereto; and provided further that Records which the Company
                             -------- -------
        determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (other than to any holder of Registrable Securities participating in the offering) unless (x) such Records have become generally available to the public or (y) the disclosure of such Records may be necessary or appropriate (A) to comply with any law, rule, regulation or order applicable to any such Inspectors or holder of Registrable Securities,
        (B) in response to any subpoena or other legal process or (C) in connection with any litigation to which such Inspectors or any holder of Registrable Securities is a party (provided that the Company is provided
                                           --------
        with reasonable notice of such proposed disclosure and a reasonable opportunity to seek a protective order or other appropriate remedy with respect to such Records);

          (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such Registration Statement;

         (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Company Common Stock is then listed; and

          (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

   The Company may require that each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

             (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of
   Section 3.3(a), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
   (viii) of Section 3.3(a). In the event the Company shall give any such notice, the periods specified in subdivision (ii) of Section 3.3(a) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 3.3(a).

             (c) If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

             SECTION 3.4  Underwritten Offerings.  (a)  If requested by the
                          ----------------------
   underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company and each such holder will enter into an underwriting agreement with such underwriters for such offering, such agreement to be customary and otherwise satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such holder and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.5. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement.

             (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of the Company, during the ten days prior to and the 120 days after any underwritten registration pursuant to Section 3.1 or 3.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each holder of Registrable Securities agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 3.4(b).

             (c) The Company agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 120 days after any registration pursuant to Section 3.1 or 3.2 has become effective, except (i) as part of such registration, (ii) pursuant to registrations on Form S-4, S-8, S-14 or S-15 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such offering (if any), and (y) to use all commercially reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration.

             (d) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

             SECTION 3.5  Indemnification.  (a)  The Company agrees to indemnify
                          ---------------
   and hold harmless each holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company
                                                      --------
   shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of (x) such holder or (y) any underwriter specifically for use in the preparation thereof. In addition, the Company shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

             (b) Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. The amount payable by any prospective seller of Registrable Securities with respect to the indemnification set forth in this subsection (b) in connection with any offering of securities shall not exceed the amount of net proceeds received by such prospective seller pursuant to such offering.

             (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided
   --------
   herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless counsel to such indemnified party has advised it that in such counsel's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

             (d) If the indemnification provided for in the preceding subdivisions of this Section 3.5 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause
   (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
   (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchaser bear to the gain realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement
                          --------
   shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of subdivision (a) of this Section 3.5, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this Section
   3.5 had been available under the circumstances.

             The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision
   (d) were determined by pro rata allocation (even if the holders and any
                          --- ----
   underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this Section 3.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

             Notwithstanding the provisions of this subdivision (d), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             SECTION 3.6  Rule 144; Rule 144A.  (a) If the Company shall have
                          -------------------
   filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

             (b) The Company represents and warrants that as of the date hereof, the Company Common Stock is not, and is not part of a class of securities that is, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system. For so long as any shares of Registrable Securities are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any holder of Registrable Securities in connection with the sale of such holder's Registrable Securities and any prospective purchaser of Registrable Securities from such, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act relating to the Company, respectively.


                                    ARTICLE IV

                                   MISCELLANEOUS


             SECTION 4.1  Notices.  All notices and other communications
                          -------
   provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address or telecopy number set forth under such party's signature below (or to the attention of such other person or to such other address or telecopy number as such party shall have furnished to each other party in accordance with this Section 4.1).

             SECTION 4.2  Binding Nature of Agreement.  This Agreement shall be
                          ---------------------------
   binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

             SECTION 4.3  Descriptive Headings.  The descriptive headings of the
                          --------------------
   several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

             SECTION 4.4  Specific Performance.  Without limiting the rights of
                          --------------------
   each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

             SECTION 4.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND
                          -------------
   ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR

   PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

             SECTION 4.6  Counterparts.  This Agreement may be executed
                          ------------
   simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

             SECTION 4.7  Severability.  In the event that any one or more of
                          ------------
   the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

             SECTION 4.8  Entire Agreement.  This Agreement is intended by the
                          ----------------
   parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreement and understandings, written or oral, between the parties with respect to such subject matter.

             SECTION 4.9  Amendment and Waiver.  Any provision of this Agreement
                          --------------------
   may be amended if, but only if, such amendment is in writing and is signed by Holdings, the Holdings Stockholders, the Company, the Company Stockholders and Warrantholders owning, or having Warrants exercisable for, at least a majority of shares of Common Stock either then outstanding or issuable upon the exercise of all outstanding Warrants, provided that no such amendment may
                                             --------
   adversely affect the rights of any Warrant Securityholder unless signed by such Warrant Securityholder. Any provision may be waived if, but only if, such waiver is in writing and is signed by the party or parties waiving such provision and for whose benefit such provision is intended.

             SECTION 4.10  No Third Party Beneficiaries.  Nothing in this
                           ----------------------------
   Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                 POSSIBLE DREAMS, LTD.



                                 By /s/ Philip L. Fitting
                                   __________________________
                                   Name:  Philip L. Fitting
                                   Title: Chairman
                                 Address:
                                 Telefax:


                                 P.D. HOLDINGS, INC.



                                 By /s/ Philip L. Fitting
                                   __________________________
                                   Name: Philip L. Fitting
                                   Title: President
                                 Address:
                                 Telefax:


                                 SECURITY CAPITAL CORPORATION


                                 By /s/ Brian D. Fitzgerald
                                   __________________________
                                    Name: Brian D. Fitzgerald
                                    Title: Chairman of Board
                                  Address:
                                  Telefax:



                                 NATIONSCREDIT COMMERCIAL
                                   CORPORATION



                                 By /s/ Rebecca Carey
                                   __________________________
                                   Name: Rebecca Carey
                                   Title: Authorized Signatory
                                 One Canterbury Green
                                 Stamford, CT  06912-0013
                                 Telefax:  203-352-4171

                                 /s/ Warren Stanley
                                 __________________________
                                 Name: WARREN STANLEY
                                  Address:
                                  Telefax:


                                 /s/ Arnold Lee
                                 __________________________
                                 Name: ARNOLD LEE
                                  Address:
                                  Telefax: